                                                               FILE NO. 811-2842


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM N-2



[ ] REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

[X] AMENDMENT NO. 22


                         SAMARNAN INVESTMENT CORPORATION
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EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER


                 214 NORTH RIDGEWAY DRIVE, CLEBURNE, TEXAS 76031
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ADDRESS OF PRINCIPAL EXECUTIVE OFFICES (NUMBER, STREET, CITY, STATE, ZIP CODE)


                                 (817) 641-7881
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REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE


       GEORGE S. WALLS, JR., 214 NORTH RIDGEWAY DR., CLEBURNE, TEXAS 76031
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NAME AND ADDRESS (NUMBER, STREET, CITY, STATE, ZIP CODE) OF AGENT FOR SERVICE

                         SAMARNAN INVESTMENT CORPORATION

                                    FORM N-2

                              CROSS REFERENCE SHEET

ITEM OF FORM N-2                                                                            PAGE IN FORM N-2*
----------------                                                                            -----------------
      PART A
Item  1. Outside Front Cover                                                                 Not Applicable
Item  2. Inside Front Cover and Outside Back Cover Page                                      Not Applicable
Item  3. Fee Table and Synopsis                                                              Not Applicable
Item  4. Financial Highlights                                                                Not Applicable
Item  5. Plan of Distribution                                                                Not Applicable
Item  6. Selling Shareholders                                                                Not Applicable
Item  7. Use of Proceeds                                                                     Not Applicable
Item  8. General Description of the Registrant                                                         2-4
Item  9. Management                                                                                    4-14
Item 10. Capital Stock, Long-Term Debt, and Other Securities                                          14-15
Item 11. Defaults and Arrears on Senior Securities                                                       15
Item 12. Legal Proceedings                                                                               15
Item 13. Table of Contents of the Statement of Additional Information                                    15

      PART B
Item 14. Cover Page                                                                          Not Applicable
Item 15. Table of Contents                                                                   Not Applicable
Item 16. General Information and History                                                     Not Applicable
Item 17. Investment Objectives and Policies                                                              16
Item 18. Management                                                                                      16
Item 19. Control Persons and Principal Holders of Securities                                             16
Item 20. Investment Advisory and Other Services                                                          16
Item 21. Brokerage Allocation and Other Practices                                                        16
Item 22. Tax Status                                                                                      16
Item 23. Financial Statements                                                                            16

                                       (i)

      PART C
Item 24. Financial Statements and Exhibits                                                            17-18
Item 25. Market Arrangements                                                                 Not Applicable
Item 26. Other Expenses of Issuance and Distribution                                         Not Applicable
Item 27. Persons Controlled by or Under Common Control                                       Not Applicable
Item 28. Number of Holders of Securities                                                                 18
Item 29. Indemnification                                                                                 18
Item 30. Business and Other Connections of Investment Adviser                                            19
Item 31. Location of Accounts and Records                                                                19
Item 32. Management Services                                                                 Not Applicable
Item 33. Undertakings                                                                        Not Applicable
Signatures                                                                                               20

*    Filed in Item-and-Answer Form


                                      (ii)

                                      PART A

                                 THE PROSPECTUS

ITEM 1.           OUTSIDE FRONT COVER
                  Not Applicable.

ITEM 2.           INSIDE FRONT COVER AND OUTSIDE BACK COVER PAGE
                  Not Applicable

ITEM 3.           FEE TABLE AND SYNOPSIS
                  Not Applicable.

ITEM 4.           FINANCIAL HIGHLIGHTS
                  Not Applicable.

ITEM 5.           PLAN OF DISTRIBUTION
                  Not Applicable.

ITEM 6.           SELLING SHAREHOLDERS
                  Not Applicable.

ITEM 7.           USE OF PROCEEDS
                  Not Applicable.

ITEM 8.           GENERAL DESCRIPTION OF THE REGISTRANT

                  1. General

                     (a) The answer to this Item is found on Page 2 in the response to Item 1, of the Registrant's initial registration statement on Form N-SB-I (Commission File No.2-33344) (hereinafter referred to as the "Registration Statement"), which material is hereby incorporated by reference.

                     (b) The answer to this Item is found on Page 2 in response to Item 3 of the Registrant's Registration Statement, which material is hereby incorporated by reference.

                  2. Investment Objectives and Policies:

                     (a) The Registrant's investment objective, which it met in fiscal 1999, is to maintain its qualification as a "regulated investment company" under Subchapter M of the Internal Revenue Code.

                          This objective may not be changed without the vote of the holders of a majority of the Registrant's outstanding voting securities.

                     (b) Prior to fiscal 1999, the Registrant's portfolio emphasis had been investing exclusively in tax-exempt obligations issued by a State of the United States or the District of Columbia or a political subdivision of a State or Territory of the United States or any public instrumentality thereof.

                          At the annual meeting of the Registrant's shareholders held on April 28, 1998, the shareholders approved a change in the Registrant's investment objective to permit the Registrant to invest up to 49% of its portfolio in taxable equity securities and taxable debt securities, with the remaining 51% of the portfolio to continue to be invested in the tax-exempt debt securities described above in the preceding paragraph. This change of investment objective is more fully described under the caption "Change in Investment Objective" on pages 3, 4, 5, 6, 7, 8 and 9 of the Registrant's Proxy Statement, dated April 9, 1998, filed with the Commission (the "1998 Proxy Statement") to which reference is made and which material is hereby incorporated by such reference.

                          To facilitate the change in investment objectives the Board of Directors of the Registrant approved a plan in January, 1999 pursuant to which a portion of the Registrant's portfolio would consist of equity securities and be designated the "Equity Portfolio" and the remainder of the portfolio consisting of debt securities would be designated the "Debt Portfolio". This plan and related matters is more fully described under the captions "Investment Advisory Agreement", "Proposal 1 the Amendment to the Voyageur Agreement", and "Proposal 2 The Westwood Agreement" on pages 3, 4, 5, 6, 7, 8 and 9 of the Registrant's Proxy Statement, dated March 29, 1999, filed with the Commission (the "1999 Proxy Statement") to which reference is made and which material is hereby incorporated by such reference.

                          In the second fiscal quarter of 1999, the Registrant began investing in equity securities. As of December 31, 1999, the Registrant's investment portfolio valued at market was $17,268,412, of which $2,650,999 (15.3%)
                          was invested in equity securities and the remaining $14,617,413 (84.7%) was invested in tax-exempt debt securities.

                     (c) The policies of the Registrant with respect to investments are set forth on pages 2 and 3 in response to Items 4 and 5 of the Registrant's Registration Statement, which material is hereby incorporated by reference.

                          The policies of the Registrant with respect to investments as a result of the change of investment objective referred to in paragraph (b) above, are set forth under the caption "Change in Investment Objective" on pages 3, 4, 5 and 6 of the 1998 Proxy Statement which material is hereby incorporated by reference.

                     (d)  Not applicable.

                  3. Risk Factors:

                     Investments by the Registrant in tax-exempt government obligations are primarily subject to the risk that the governmental authority issuing the obligations may default in the payment of interest and/or principal payable under its obligations and may seek the protection of the Federal bankruptcy laws. The Registrant has not experienced any such default to date.

                     The risk factors with respect to taxable equity securities are set forth under the subcaption "Proposed Investment Objective" on page 4 of the 1998 Proxy Statement and the risk factors with respect to taxable debt securities are set forth under the subcaption "Proposed Investment Objective" on page 5 of the 1998 Proxy Statement which material is hereby incorporated by reference.

                  4. Other Policies:

                     The answer to this Item is found on page 3 of the Registration Statement in response to Item 4(g), which material is hereby incorporated by reference, and under the subcaption "Proposed Investment Objective" on pages 4, 5 and 6 of the 1998 Proxy Statement which material is hereby incorporated by reference.

                  5. Share Price Data:

                     The Registrant's securities are not listed on any stock exchange nor are transactions in its securities reported on NASDAQ. Consequently the information requested by this
                     Item is inapplicable.

                  6. Business Development Companies:

                     Not applicable.

ITEM 9. MANAGEMENT

                  1. General:

                     (a) Board of Directors:

                         The Board of Directors of the Registrant is responsible for managing the business and affairs of the Registrant.

                     (b) Investment Advisers:

                         (A) During fiscal 1999, the Registrant had two
                             investment advisors, Voyageur Asset Management LLC ("Voyageur") and Westwood Management Corp. ("Westwood").

                             Voyageur's principal business address is 90 South Seventh Street, Suite 4300, Minneapolis, Minnesota 55402.

                             Voyageur is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

                             Voyageur is a majority owned subsidiary of Dougherty Financial Group, LLC ("DFG"). Twenty four percent (24%) of Voyageur is owned in equal parts by Frank C. Tonnemaker, James C. King and Louis V. Nanne, senior executives of Voyageur, and 76% by DFG. DFG is owned by Michael E. Dougherty 37%, and 37% is owned in equal parts by James 0. Pohlad, Robert C. Pohlad and William M. Pohlad. The remaining 26% of DFG is owned by three of its employees.

                             Under the Investment Advisory Agreement, dated as of April 1, 1991 (the "Voyageur Agreement"), between the Registrant and Voyageur, which was approved by the Registrant's shareholders on April 25, 1991, Voyageur provides the Registrant with investment advice and statistical services regarding its investments, including, subject to authorization by the President of the Registrant, placing orders for the purchase and sale of the Registrant's portfolio securities.

                             Voyageur has advised the Registrant that in effecting portfolio transactions on behalf of the Registrant, Voyageur will seek the most favorable price consistent with the best execution. Voyageur may, however, select a dealer to effect a particular transaction without communicating with all dealers who might be able to effect such transaction because of the volatility of the market and the desire of Voyageur to accept a particular price for a security because the price offered by the dealer meets guidelines for profit, yield, or both.

                             Decisions with respect to placement of the Registrant's portfolio transactions are made by Voyageur. The primary consideration in making these decisions is efficiency in executing orders and obtaining the most favorable prices for the Registrant. When consistent with these objectives, business may be placed with broker-dealers who furnish investment research services to Voyageur. Such research services would include advice, both directly and in writing, as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities, as well as analysis and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The research services may allow Voyageur to supplement its own investment research activities and enable Voyageur to obtain the view and information of individuals and research staffs of many different securities firms prior to making investment decisions for the Registrant. To the extent portfolio transactions are effected with broker-dealers who furnish research services, Voyageur would receive a benefit, which is not capable of evaluation in dollar amounts, without providing any direct monetary benefit to the Registrant from these transactions.

                         Voyageur has not entered into any formal or informal agreements with any broker-dealers, and does not maintain any "formula" that will be required to be followed in connection with the placement of the Registrant's portfolio transactions in exchange for research services provided to Voyageur, except as noted below. However, Voyageur does maintain an informal list of broker-dealers which it will use as a general guide in the placement of the Registrant's business in order to encourage certain broker-dealers to provide Voyageur with research services which Voyageur anticipates will be useful to it. Because this list is merely a general guide, which is to be used only after the primary criteria for the selection of broker-dealers (discussed above) has been met, substantial deviations from the list are permissible and may be expected to occur. Voyageur may from time to time have agreements with certain broker dealers who may provide or make available "soft dollar" credits for the purchase of research services. These agreements include services provided by Stockval, a full service data base research product obtained through Bridge Trading, FactSet, a research service which provides data and analytics for fundamental research obtained through Broadcourt and CMS, also a portfolio analytics tool obtained through Spear Leads and Kellogg. Specific soft and hard dollar values for these services are available on request from Voyageur.

                         Voyageur will not effect any brokerage transactions in the Registrant's portfolio securities with any broker-dealer affiliated directly or indirectly with Voyageur.

                         Pursuant to conditions set forth in rules of the Securities and Exchange Commission, the Registrant may purchase securities from an underwriting syndicate of which an affiliated broker-dealer is a member (but not directly from such affiliated broker-dealer itself). Such conditions relate to the price and amount of the securities purchased, the commission or spread paid and the quality of the issuer. The rules further require that such purchases take place in accordance with procedures adopted and reviewed periodically by the Board of Directors of the Registrant, particularly those Directors who are not "interested persons" of the Registrant.

                         When two or more clients of Voyageur are simultaneously engaged in the purchase or sale of the same security, the prices and amounts are allocated in accordance with a formula considered by Voyageur to be equitable to each client. In some cases, this system could have a detrimental effect on the price or volume of the security as far as each client is concerned. In other cases, however, the ability of the clients to participate in volume transactions may produce better executions for each client.

                         Under the Voyageur Agreement, the Registrant paid Voyageur an advisory fee of $12,000 per quarter ($48,000 per annum), payable quarterly within five days after the end of each calendar quarter. The Registrant has paid Voyageur under the Voyageur Agreement an advisory fee of $48,000 in each of the three years ended December 31, 1998. At December 31, 1998, the Registrant had net assets of $18,683,529 and the annual fee payable under the Voyageur Agreement represented approximately .26% of the Registrant's net assets at that date.

                         At the annual meeting of the Registrant's shareholders held on April 16, 1999, the shareholders approved an amendment, dated as of April 1, 1999 (the "Amendment"), to the Voyageur Agreement.

                         The Amendment, which became effective on April 16, 1999, limits Voyageur's investment advisory services and responsibilities under the Voyageur Agreement to those of debt securities and the management of the Debt Portfolio. As a result of the Amendment, Voyageur will not render any investment advice to the Registrant with respect to equity securities nor will it be responsible for the management of the Equity Portfolio.

                         The Amendment changes the fee paid to Voyageur under the Voyageur Agreement from the fixed amount described above to a fee based upon the value of the assets in the Debt Portfolio as of the last day of each fiscal quarter of the Registrant on which the New York Stock Exchange (the "NYSE") is open for trading (the "Appraisal Date"). The fee is 0.27% of the appraised value of the assets in the Debt Portfolio, which is payable on a quarterly basis in arrears with a minimum fee of $3,000 per annum. If Voyageur serves for less than the whole of any fiscal quarter, the fee is to be pro-rated for the portion of such quarter that Voyageur served as investment adviser.

                         The Amendment provides that the quarterly fee is to be paid within ten days after the Registrant's receipt of Voyageur's appraisal of the Debt Portfolio and its statement of the fee due thereunder.

                         The Amendment further provides that in making any appraisal, securities listed on any national securities exchange will be valued at the last quoted sales price, regular way, on the Appraisal Date on the principal exchange on which the security is listed; securities listed in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or traded in the over-the-counter market will be valued at the closing price or the highest reported bid price on the Appraisal Date, whichever is available; and securities not listed on any exchange or in NASDAQ or not traded in the over-the-counter market, as well as trades that have not been settled on the Appraisal Date, shall be valued as of the Appraisal Date at fair value as determined in good faith by Voyageur in accordance with policies approved by the Board of Directors.

                         Under the Voyageur Agreement, the Registrant paid Voyageur an advisory fee of $12,000 for the first fiscal quarter of 1999 and under the Amendment advisory fees for the second, third and fourth quarters of fiscal 1999 of $31,743 for total advisory fees of $43,743 for all of fiscal 1999. At December 31, 1999, the Registrant had net assets of $17,808,462 and the total advisory fees paid to Voyageur during 1999 represented approximately .25% of the Registrant's net assets at that date.

                         Except as amended and modified by the Amendment, the Voyageur Agreement remained in full force and effect.

                    (B) At the annual meeting of the Registrant's shareholders on April 16, 1999, the shareholders approved an Investment Advisory Agreement, dated as of April 1, 1999 (the "Westwood Agreement"), between the Registrant and Westwood providing for Westwood to be the Registrant's investment advisor with respect to equity securities and to manage its Equity Portfolio.

                         Westwood's principal business address is 300 Crescent Court, Suite 1300, Dallas, Texas 75201.

                         Westwood is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

                         Westwood is a New York corporation which is a wholly owned subsidiary of Southwest Securities Group, Inc., a Delaware corporation ("Southwest Securities"). Southwest Securities is a publicly owned holding company with subsidiaries engaged in providing securities clearing, securities brokerage, investment banking and investment advisory services. To the knowledge of Southwest Securities no person owns 10% or more of its voting securities. The address of Southwest Securities is 1201 Elm Street, Suite 3500. Dallas, Texas 75270.

                         The Westwood Agreement provides that Westwood will render investment advice to the Registrant with respect to equity securities and will manage the Equity Portfolio. Westwood will not render any investment advice with respect to debt securities nor will it be responsible for the management of the Debt Portfolio.

                         The Westwood Agreement provides for an advisory fee based upon the appraised value of the assets in the Equity Portfolio on the Appraisal Date (which is the same date provided for in the Amendment to the Voyageur Agreement discussed above). The fee is 0.75% of the appraised value of the assets in the Equity Portfolio which is payable quarterly in arrears. If Westwood serves for less than the whole of any quarter, the fee is to be pro rated for the portion of such quarter that Westwood served as investment adviser.

                         The quarterly fee is to be paid to Westwood within ten days after the Registrant's receipt of Westwood's appraisal of the Equity Portfolio and its statement of the fee due thereunder.

                         The criteria for Westwood's appraisal of the assets of the Equity Portfolio is the same as that for Voyageur's appraisal of the Debt Portfolio described above.

                         Under the Westwood Agreement (which became effective April 16, 1999), Registrant paid advisory fees for the last three fiscal quarters of 1999 of $11,107 which represented approximately .06% of the Registrant's net assets of $17,808,462 at December 31, 1999.

                         Under the Westwood Agreement, Westwood has agreed to furnish the Registrant investment advice and statistical services regarding equity securities, including placing orders for the purchase and sale of equity securities for the Registrant's account. The Registrant will continue to pay all of its expenses, including legal and accounting fees, fees and expenses of the Registrant's transfer agent, dividend disbursing agent and custodian, director fees, and the expenses of directors and shareholders meetings.

                         The Registrant will also pay any brokers' commissions, transfer taxes or other charges directly relating to the purchase or sale of equity securities by Westwood for the Registrant's account.

                         Westwood will pay all of its own administrative costs and expenses necessary and incident to its providing the investment advisory services to the Registrant under the Westwood Agreement.

                         The Westwood Agreement became effective on April 16, 1999 and will continue in effect for one year therefrom, and thereafter for successive one year periods, provided that each yearly continuation of the Westwood Agreement is specifically approved, at least annually by (i) the Board of Directors of the Registrant or by the vote of a majority of the outstanding voting securities of the Registrant, and
                         (ii) by the vote of a majority of the directors who are not parties to the Westwood Agreement or "interested persons" (as defined in the Investment Company Act of 1940) of Westwood or of the Registrant cast in person at a meeting duly called for the purpose of voting on such approval.

                         The Westwood Agreement provides that Westwood will not be liable to the Registrant or third parties for acts or omissions not caused by Westwood's willful misfeasance, bad faith or gross negligence or by the acts or omissions of any bank, trust company, broker, or other person with whom or into whose possession any monies or securities and investments may be deposited under the Westwood Agreement, nor will it be liable for any action taken or omitted to be taken by Westwood on the advice of its counsel, provided such counsel is reasonably acceptable to the Registrant.

                         The Westwood Agreement further provides that Westwood will indemnify the Registrant against actions, litigation or other proceedings of any kind or nature and against any loss, liability, judgment, cost or penalty imposed as a result of such actions, litigation or proceedings arising out of any willful misfeasance, bad faith or gross negligence on the part of Westwood in the performance of its duties under the Westwood Agreement.

                         Under the Westwood Agreement, Westwood is free to render services to other clients similar to those it renders to the Registrant and it may give advice and take action with respect to those other clients that may differ from the advice given or the timing it may recommend to the Registrant. Furthermore, Westwood will not have any obligation to purchase or sell for the Registrant's account any security that it or its principals, affiliates or employees may purchase for themselves or other clients.

                         The Westwood Agreement may be terminated at any time without penalty by the Board of Directors of the Registrant or by the vote of a majority of its outstanding voting securities, or by Westwood, on not more than 60 days' written notice to the other party. The Westwood Agreement will automatically terminate in the event of its "assignment" as that term is defined in the Investment Company Act of 1940.

                         Under the Westwood Agreement, Westwood will make decisions with respect to placing orders for the purchase and sale of the Registrant's portfolio of equity securities. The primary consideration in making these decisions will be obtaining the most favorable prices for the Registrant and efficiency in executing orders. Westwood has advised the Registrant that in effecting transactions on the Registrant's behalf, Westwood will seek the most favorable price consistent with best execution.

                         Westwood receives from brokers in-house research, certain third party research (generally of economic data), and certain information providing historic and current market data. Westwood has informal arrangements with certain brokers who provide "soft dollar" credits for the purchase of research services. Commissions paid to these brokers are competitive. Accounts receiving benefit from the research share the cost. A budget for this research is determined annually and reviewed periodically. Supplemental to selecting a broker on the best execution basis, this budget may be considered.

                         Each potential soft dollar arrangement is analyzed by Westwood to determine whether the use of client brokerage is appropriate and falls under the "safe harbor" rules of Section 28(e) of the Securities Exchange Act of 1934.

                         Westwood will not effect any brokerage transaction in the Registrant's portfolio of equity securities with any broker-dealer affiliated directly or indirectly with Westwood.

                         Pursuant to the conditions set forth in the rules of the Securities and Exchange Commission, the Registrant may purchase securities from an underwriting syndicate of which an affiliated broker-dealer of Westwood is a member (but not directly from such affiliated broker-dealer itself). Such conditions relate to the price and amount of the securities purchased, the commission or spread paid and quality of the issuer. The rules further require that such purchases take place in accordance with the procedures adopted and reviewed periodically by the Board of Directors of the Registrant, particularly those directors who are not "interested persons" of the Registrant.

                         Westwood may purchase securities for clients in block trades. This practice allows the client to participate in volume transactions which may produce better executions. The same price is allocated to each client.

                    (c)  Portfolio Management:

                         The name and title of the person employed by Voyageur who is primarily responsible for the day-to-day management of the Registrant's portfolio is Steven P. Eldredge. Mr. Eldredge is a Senior Fixed Income Portfolio Manager of Voyageur where he has been employed since July 1995. Mr. Eldredge has over 20 years experience in portfolio management. Mr. Eldridge is assisted by Thor G. Raarup who has been with Voyageur since 1998. Prior to joining Voyageur, Mr. Raarup was a portfolio manager at Delaware Management Company and a portfolio manager at Voyageur's predecessor. He has over 10 years experience in portfolio management.

                         Susan M. Byrne, President of Westwood, is the Registrant's portfolio manager for equity securities. Ms. Byrne, a founder of Westwood in 1983, has over 17 years experience in equity portfolio management.

                    (d)  Administrators:

                         Not applicable.

                    (e)  Custodians:

                         The name and principal business address of the Registrant's custodian, transfer agent and dividend paying agent are as follows:

                         Custodian:
                         Westwood Trust
                         300 Crescent Court, Suite 1300
                         Dallas, Texas 75201

                         Transfer Agent and Dividend Paying Agent:
                         Securities Transfer Corporation
                         16910 Dallas Parkway, Suite 100
                         Dallas, Texas 75248

                    (f)  Expenses:

                         The Registrant pays expenses for legal and accounting fees, the fees and expenses of its custodian, transfer agent and dividend paying agent as well as the costs of its directors and shareholders meetings. These expenses are in addition to the advisory fees paid to Voyageur under the Voyageur Agreement and the Amendment or to Westwood under the Westwood Agreement.

                     (g) Affiliated Brokerage:

                         All portfolio transactions effected by Voyageur in the Registrant's securities during the year ended December 31, 1999, were transacted with primary market makers acting as principal on a net basis. Accordingly, the Registrant did not pay any brokerage commissions, as such, during such year, however, the market makers were compensated in the form of a "mark-up" or "mark-down" which may have resulted in a profit or a loss to them from such transactions. With the exception of a transaction described below, none of such market makers was an affiliated person of the Registrant or of Voyageur or an affiliated person of any such persons. During fiscal 1999, Voyageur inadvertently effected a transaction with a market maker that was an affiliate of Voyageur. The full amount of the "mark-up" made by such affiliated market maker in that transaction has been refunded to the Registrant. The Registrant has not purchased any underwritten issues of tax-exempt debt securities for its portfolio during the year ended December 31, 1999.

                         All portfolio transactions effected by Westwood in the Registrant's equity securities during the year ended December 31, 1999, were transacted with primary market makers acting as principal on a net basis or with broker/dealers acting in an agency capacity for securities listed on a national securities exchange. None of the broker/dealers or market makers were affiliated persons of the Registrant or of Westwood, or an affiliated person of any such persons. The Registrant has not purchased any underwritten issues of equity securities for its portfolio during the year ended December 31, 1999, in which an affiliated person of the Registrant or of Westwood was a member of the underwriting syndicate.

2.   Non-Resident Managers:

     Not applicable.

3.   Control Persons:

     For information relating to control of the Registrant, reference is made to the caption "Principal Shareholders" on pages 2 and 3, and to the subcaption "Stock Ownership of Directors and Officers" on pages 4 and 5 of the Registrant's Proxy Statement, dated March 31, 2000, filed with the Commission (the "2000 Proxy Statement") to which reference is made and which material is hereby incorporated by reference. The information contained therein is the same as of April 17, 2000.

     Reference is made to the caption "Election of Directors" on pages 3 and 4 of the 2000 Proxy Statement for information as to the name, address, age, and the principal occupation during the past five years of each director and officer of the Registrant and also to those directors who are "interested persons" of the Registrant and to the subcaption "Remuneration" on page 5 of the 2000 Proxy Statement for the compensation paid to the officers and directors of the Registrant, which material is hereby incorporated by reference. The information contained therein is the same as of April 17, 2000.

     Reference is made to the subcaption "Stock Ownership of Directors and Officers" on pages 4 and 5 of the 2000 Proxy Statement for information as to the equity securities of the Registrant owned by all of its officers and directors, which material is hereby incorporated by reference. The information contained therein is the same as of April 17, 2000.

ITEM 10. CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES

1. Capital Stock:

     The Registrant has only one class of capital stock authorized, Common Stock, par value $1.00 per share.

     A description of the rights of the holders of the Registrant's Common Stock is found on page 8 of the Registration Statement in response to Item 26, which material is hereby incorporated by reference.


2. Long-Term Debt:

     The Registrant has no long-term debt.

3. General:

     Not applicable.

4. Taxes:

     For fiscal year 1999, Registrant qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code. As a "regulated investment company", the Registrant distributed to its shareholders as dividends during fiscal 1999 (i) more than 90% of its net taxable income and (ii) more than 90% of its net tax-exempt income. In addition, more than 50% of the value of the Registrant's total assets at the end of each of its fiscal quarters in 1999 consisted of tax-exempt obligations described in
     Section 103 of the Internal Revenue Code and the amount of tax-exempt interest from such obligations distributed to Registrant's shareholders as dividends was designated as such by the Registrant in written notice to them. Since the Registrant distributed to its shareholders as dividends all of the net taxable income it received in 1999, the Registrant has made no provision for federal income taxes for fiscal 1999.

     During fiscal 1999, the Registrant received $28,718 of net taxable dividend income, $754,978 of net tax-exempt interest income and realized a capital loss of $42,204 from security transactions. Of these amounts $28,718 of net taxable dividend income and $728,271 of net tax-exempt interest income was distributed to the Registrant's shareholders as dividends. The distribution of dividends to shareholders took on the same character to the Registrant's shareholders as that income was received by the Registrant; to wit: taxable dividend income and tax-exempt interest income.

     Reference is made to the subcaption "Tax Effects of Change in Investment Objective" on pages 7, 8 and 9 of the 1998 Proxy Statement for a further discussion of the federal income tax effects resulting from the change in the Registrant's investment objective, which material is hereby incorporated by reference.

5. Outstanding Securities:

     As of April 17, 2000, the authorized and outstanding shares of the Registrant's Common Stock was as follows:

                  Authorized                    Outstanding
                  ----------                    -----------
               2,000,000 shares              1,201,768 shares

6. Securities Ratings:

     Not applicable.

ITEM 11. DEFAULTS AND ARREARS ON SENIOR SECURITIES

     Not applicable. The Registrant does not have any Senior Securities.

ITEM 12. LEGAL PROCEEDINGS

     None

ITEM 13. TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

     Not applicable.

                                     PART B


                     INFORMATION REQUIRED IN A STATEMENT OF

                             ADDITIONAL INFORMATION

ITEM 14. COVER PAGE
         Not applicable.

ITEM 15. TABLE OF CONTENTS
         Not applicable

ITEM 16. GENERAL INFORMATION AND HISTORY
         Not applicable.

ITEM 17. INVESTMENT OBJECTIVES AND POLICIES
         The answer to this Item is fully responded to in Item 8 of Part A hereof.

ITEM 18. MANAGEMENT
         The answer to this Item is fully responded to in Item 9 of Part A hereof.

ITEM 19. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
         The answer to this Item is fully responded to in Item 9 of Part A hereof.

ITEM 20. INVESTMENT ADVISORY AND OTHER SERVICES
         The answer to this Item is fully responded to in Item 9 of Part A hereof.

ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES
         The answer to this Item is fully responded to in Item 9 of Part A hereof.

ITEM 22. TAX STATUS
         The answer to this Item is fully responded to in Item 10 of Part A hereof.

ITEM 23. FINANCIAL STATEMENTS
         Reference is made to Item 24 of Part C hereof for the financial statements filed as exhibits hereto.

                                     PART C

                                OTHER INFORMATION


ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements:

                  (i) Statement of Assets and Liabilities as of December 31, 1999.
                  (ii)     Portfolio of Investment Securities as of
                           December 31, 1999.
                  (iii)    Statement of Operations for the Year ended
                           December 31, 1999.
                  (iv) Statement of Changes in Net Assets for the Years ended December 31, 1999 and 1998.
                  (v)      Notes to Financial Statements.
                  (vi) Selected Per Share Data and Ratios for Each of the Years in the Five Year Period ended December 31,1999.

                  All of the foregoing are in Registrant's Annual Report to Shareholders for 1999, which material is incorporated by reference in Part B hereof.

(b)      Exhibits:

                  (1)      Amended Articles of Incorporation(1)
                  (2)      By-Laws(4)
                  (3)      None
                  (4)      Specimen Stock Certificate(1)
                  (5)      None
                  (6)      None
                  (7)      Investment Advisory Contracts(2)
                  (8)      Not applicable
                  (9)      None
                  (10)     Custodian Agreement(3)
                  (11)     None
                  (12)     Not Applicable
                  (13)     None
                  (14)     Consent of Independent Auditors(4)
                  (15)     None
                  (16)     None
                  (17)     None
                  (18)     Not applicable
                  (19)     Registrant's Annual Report to Shareholders(4)

         ------------
         (1) This material filed as an exhibit to Registrant's Registration Statement pursuant to the corresponding exhibit number therein is hereby incorporated by reference.

         (2) Registrant's Investment Advisory Agreement, dated as of April 1, 1991, with Voyageur Fund Managers was attached as Exhibit A to the Registrant's Proxy Statement, dated April 8, 1991, filed in preliminary form with the Commission on or about March 20, 1991, which Agreement is hereby incorporated by reference. The Amendment, dated as of April 1, 1999, to such Investment Advisory Agreement was attached as Exhibit A to the Registrant's Proxy Statement, dated March 29, 1999, filed in definitive form with the Commission on or about March 29, 1999, which Amendment is hereby incorporated by reference.

                  Registrant's Investment Advisory Agreement, dated as of April 1, 1999, with Westwood Management Corp. was attached as Exhibit B to the Registrant's Proxy Statement, dated March 29, 1999, filed in definitive form with the Commission on or about March 29, 1999, which Agreement is hereby incorporated by reference.

         (3) Registrant's Custodian Agreement, dated August 14, 1992, with Trust Company of Texas (the predecessor of Westwood Trust) was filed as Exhibit (9) to the Registrant's Amendment No. 15 to Registration Statement under the Investment Company Act of 1940 on Form N-2, dated April 20, 1993, which Agreement is hereby incorporated by reference.

         (4)      Filed herewith.

ITEM 25. MARKET ARRANGEMENTS
         Not applicable.

ITEM 26. OTHER EXPENSES AF ISSUANCE AND DISTRIBUTION
         Not applicable.

ITEM 27. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL
         Not applicable.

ITEM 28. NUMBER OF HOLDERS OF SECURITIES
         On March 17, 2000, the outstanding shares of the Registrant's Common Stock were held of record by 143 persons.

ITEM 29. INDEMNIFICATION
         The answer to this Item is found In Article VII, Section 7 of the Registrant's Bylaws filed herewith as Exhibit (2) which material is hereby incorporated by reference.

ITEM 30. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER
         For information as to the other business or employment of the Registrant's investment advisor, reference is made to Form ADV, as amended, of Voyageur Asset Management LLC as filed with the Commission, which is hereby incorporated by reference.

         For information as to the other business or employment of the Registrant's investment advisor, reference is made to Form ADV, as amended, of Westwood Management Corp. as filed with the Commission, which is hereby incorporated by reference.

ITEM 31. LOCATION OF ACCOUNTS AND RECORDS
         The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 and 31a-3 thereunder are in the possession of Mr. Jerry D. Wheatley, Secretary and Treasurer of the Registrant, 214 North Ridgeway Drive, Cleburne, Texas 76031.

ITEM 32. MANAGEMENT SERVICES
         Not applicable.

ITEM 33. UNDERTAKINGS
         Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. Twenty Two to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleburne, and State of Texas, on the 26th day of April, 2000.

                         SAMARNAN INVESTMENT CORPORATION

                                           By: /s/ GEORGE S. WALLS, JR.
                                              -----------------------------
                                               GEORGE S. WALLS, JR.
                                               PRESIDENT

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------
  2            By-Laws

 14            Consent of Independent Auditors

 19            Registrants Annual Report to Shareholders